UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 30, 2012 (November 29, 2012)

NEUROGESX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33438	94-3307935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Baker Street, Suite 200, San Mateo, California 94404

(Address of principal executive offices, including zip code)

650-358-3300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On November 29, 2012, the Company committed to reducing its workforce by nine individuals. The restructuring is to further align the organization and personnel with the Company’s current requirements based on the operating model needed to achieve the Company’s business strategy focusing on the clinical development program for its primary product candidate, NGX-1998. The Company communicated the plan to the impacted employees on or about November 29, 2012 with the expectation that the restructuring will be completed by December 31, 2012. The impacted employees are eligible to receive cash severance contingent on their signing of a general release with the Company. Assuming that all employees are paid severance, the Company expects to record a cash charge for severance and other payroll related termination costs of approximately $280,000 in the fourth quarter of 2012.

Item 8.01. Other Events

The discussion set forth in Item 2.05 above is hereby incorporated by reference into this Item 8.01, and is deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

By:	/s/ Stephen F. Ghiglieri

Stephen F. Ghiglieri
Executive Vice President, Chief Operating Officer & Chief Financial Officer

Date: November 30, 2012

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